        Exhibit 12 (b)

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, the undersigned, being the President, Prinicipal Executive officer and Principal Financial Officer of NorthQuest Capital Fund, Inc. (the “Registrant”), hereby certifies that, to the best of such officer’s knowledge, the Registrant’s report on Form N-CSRS for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Date:  08/24/2026                                          By:  /s/  Peter J. Lencki

                                                                                    Peter J. Lencki

                                                                                    President

                                                                                    Principal Executive Officer

                                                                              Principal Financial Officer

This certification is furnished as an exhibit solely pursuant to Item 12 (b) of Form N-CSRS and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent that the registrant especially incorporates this certification by reference.